EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FOR IMMEDIATE RELEASE

iVillage Reports First Quarter 2006 Financial Results

With Year-over-Year Quarterly Revenue Increasing 25%

NEW YORK — May 10, 2006 — iVillage Inc. (NASDAQ: IVIL), The Internet For WomenTM, a leading women’s media company and the number one source for women’s content and community online, today announced financial results for the first quarter ended March 31, 2006.

First quarter 2006 revenue totaled $21.6 million, a 25% increase when compared to revenues of $17.3 million for the same period one year ago. Net loss for the first quarter of 2006 was $3.0 million, or $(0.04) per share, which includes $1.9 million in costs associated with iVillage’s acquisition by NBC Universal, Inc., as well as $0.8 million in stock-based compensation costs due to a new accounting standard. This compares to a net loss of $1.3 million, or $(0.02) per share, for the first quarter of 2005.

As of March 31, 2006, iVillage had $57.0 million in cash and cash equivalents on its balance sheet. The Company continues to carry no debt.

Metrics

•                  According to comScore Media Metrix, iVillage delivered approximately 16.0 million unique monthly visitors and the iVillage Network was the 39th most visited Web site in the U.S. in April 2006. According to the same report, iVillage reaches more than 9% of the total U.S. online population and more than 11% of U.S. women 18+ online monthly.

•                  Also according to the comScore Media Metrix April 2006 report, iVillage is the #1 women’s community site and the #3 community site overall.

•                  iVillage delivered approximately 408 million average monthly page views for the first quarter of 2006.

About iVillage Inc.

iVillage is “the Internet for women” and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features. iVillage Inc. (NASDAQ: IVIL) was established in 1995 and is headquartered in New York City.

Average monthly page views for iVillage.com and its affiliate Web sites (“The iVillage Network”) totaled 408 million for the quarter ended March 31, 2006. In April 2006, according to comScore Media Metrix, The iVillage Network ranked 39th among the top 100 Web and Digital Media properties with approximately 16.0 million unique visitors in the United States and had an average reach of more than 9% of the total online population and more than

11% of women 18+ online. Also, according to the same report, The iVillage Network was the #1 “women’s community site” and the #3 “community site” overall on the Web.

For more information about iVillage, visit www.ivillage.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

iVillage Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage’s business, operations and financial condition. The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond iVillage’s control. In addition to those risks discussed in iVillage’s other press releases, public filings and statements by iVillage’s management, factors that may cause iVillage’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) the volatile and competitive nature of the Internet industry and the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage’s business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage’s business and financial condition, (v) iVillage’s ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, (vi) iVillage’s ability to maintain or increase user traffic levels, (vii) the loss of one or more of iVillage’s major customers, (viii) the effect of seasonal fluctuations in traditional online advertising purchasing patterns on iVillage’s results of operations and (ix) the impact of pending litigation on iVillage’s business, results of operations and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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CONTACTS:

iVillage Inc.	The Abernathy MacGregor Group
Carl R. Fischer IV	Carina Davidson or Eliza Johnson
212.600.6502	212.371.5999
cfischer@mail.ivillage.com	ccd@abmac.com/edj@abmac.com

iVillage Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2006	2005

Revenues	$21,550	$17,274

Operating expenses:
Editorial, product development and technology	8,596	8,239
Sales and marketing	7,838	5,936
General and administrative	6,284	2,989
Depreciation and amortization	2,371	1,804
Total operating expenses	25,089	18,968

Income from operations	(3,539)	(1,694)

Interest income, net	494	352
Other income, net	3	—
Gain on sale of joint venture interest	—	76

Net loss	$(3,042)	$(1,266)

Per share data:

Basic and diluted net loss per share	$(0.04)	$(0.02)

Weighted-average shares of common stock outstanding used in computing basic and diluted net loss per share	72,765	71,928

iVillage Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2006	2005

ASSETS:

Current assets:
Cash and cash equivalents	$56,992	$55,881
Accounts receivable, net	17,042	20,820
Prepaid rent	318	318
Other current assets	6,646	5,374
Total current assets	80,998	82,393

Fixed assets, net	13,211	12,272
Goodwill and intangible assets, net	57,932	59,495
Prepaid rent, net of current portion	3,014	3,051
Other assets	103	104
Total assets	$155,258	$157,315

LIABILITIES and STOCKHOLDERS’ EQUITY:

Current liabilities:
Accounts payable and accrued expenses	$11,296	$11,735
Deferred revenue	4,759	4,157
Other liabilities	144	144
Total current liabilities	16,199	16,036

Deferred rent, net of current portion	1,160	1,196
Total liabilities	17,359	17,232

Commitments and contingencies

Stockholders’ equity	137,899	140,083
Total liabilities and stockholders’ equity	$155,258	$157,315

iVillage Inc. and Subsidiaries
Quarterly Income Statement
($ in million except for per share amounts)
(unaudited)

	Mar-05	Jun-05	Sep-05	Dec-05	FY 05	Mar-06
Revenue	$17.274	$21.080	$22.596	$30.111	$91.061	$21.550
Growth q-q	-5%	22%	7%	33%	-28%
Growth Y/y	11%	28%	35%	65%	36%	25%

Editorial, product development & technology	8.239	8.921	8.285	8.257	33.702	8.596
% of Revenues	48%	42%	37%	27%	37%	40%
Sales and marketing	5.936	7.001	6.604	7.324	26.865	7.838
% of Revenues	34%	33%	29%	24%	30%	36%
General and administrative	2.989	3.572	3.535	3.439	13.535	6.284
% of Revenues	17%	17%	16%	11%	15%	29%
Depreciation and amortization	1.804	2.311	2.398	2.393	8.906	2.371
% of Revenues	10%	11%	11%	8%	10%	11%
Total operating expenses	18.968	21.805	20.822	21.413	83.008	25.089
% of Revenues	110%	103%	92%	71%	91%	116%

(Loss) income from operations	(1.694)	(0.725)	1.774	8.698	8.053	(3.539)

Interest income, net	0.352	0.358	0.399	0.452	1.561	0.494
Other income, net	—	0.016	0.052	0.028	0.096	0.003
Gain on sale of joint venture interest	0.076	0.025	—	—	0.101	—
Provision for income taxes	—	—	—	(0.355)	(0.355)	—
(Loss) income from continuing operations	(1.266)	(0.326)	2.225	8.823	9.456	(3.042)
Discontinued operations	—	—	—	0.025	0.025	—

Net (loss) income	$(1.266)	$(0.326)	$2.225	$8.848	$9.481	$(3.042)

Basic (per share data):

(Loss) income from continuing operations	$(0.02)	$(0.00)	$0.03	$0.12	$0.13	$(0.04)
Income from discontinued operations	—	—	—	0.00	0.00	—

Net (loss) income	$(0.02)	$(0.00)	$0.03	$0.12	$0.13	$(0.04)

Diluted (per share data):

(Loss) income from continuing operations	$(0.02)	$(0.00)	$0.03	$0.11	$0.12	$(0.04)
Income from discontinued operations	—	—	—	0.00	0.00	—

Net (loss) income	$(0.02)	$(0.00)	$0.03	$0.11	$0.12	$(0.04)

Weighted average shares of common stock outstanding—basic	71.9	72.2	72.4	72.6	72.3	72.8
Weighted average shares of common stock outstanding—diluted	71.9	72.2	76.6	77.4	76.6	72.8

Additional Financial Information
Revenue from barter	1.680	1.606	1.232	1.062	5.580	1.050
% of Revenues	10%	8%	5%	4%	6%	5%